SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)            March 27, 2012

International Packaging & Logistics Group Inc.
(Exact Name of Registrant as Specified in its Charter)

Nevada	0-21384	13-3367421
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

7700 Irvine Center Dr., Suite 870, Irvine, CA	92618
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:   (858) 427-8700

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation fo the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.02. Departure of Directors and Principal Officer; Appointment of Directors and Principal Officer

Death:

The Company is sad to report that Steven Westlund, the Company’s Chairman, CEO and Acting CFO recently passed away.

Appointment:

In Company has appointed Owen Naccarato as a temporary director, CEO and Acting CFO until a permanent replacement is appointed.  The information on Mr. Naccarato is as follows:

Owen Naccarato:  Mr. Naccarato has been corporate counsel and secretary for the Company since 2007. Mr. Naccarato also has for the last fifteen years been a practicing attorney specializing in corporate and securities law. Prior to practicing law, Mr. Naccarato held various high level financial and operating positions with fortune 500 firms. Mr. Naccarato is a member of the American Bar Association, the California State Bar Association, the Orange County and the Los Angeles County Bar Associations. Mr. Naccarato has a J.D. from Western State University, an MBA from DePaul University and an undergraduate degree in accounting from Northern Illinois University.  Mr. Naccarato is also a Director for Smart-tek Solutions, Inc. since September 2009.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Company Name

Date: March 27, 2012	By:	/s/ Owen Naccarato
Owen Naccarato
Chief Executive Officer